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EXHIBIT 5.1

July 23, 2008

Finisar Corporation
1389 Moffett Park Drive
Sunnyvale, California 94089

  Re:
  Registration Statement on Form S-4 For Offering of
  Common Stock of Finisar Corporation

Ladies and Gentlemen:

        We have acted as counsel to Finisar Corporation, a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, $0.001 par value (the "Common Stock"), of the Company (the "Shares"). The Shares will be issued pursuant to the Agreement and Plan of Merger, dated as of May 15, 2008, by and among the Company, Fig Combination Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, and Optium Corporation, a Delaware corporation (the "Merger Agreement").

        In connection with the foregoing, we have examined such statutes, including the Delaware General Corporation Law, and reviewed such instruments, documents and records, including the Company's charter documents, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the completeness and authenticity of all documents submitted to us as originals and the completeness and conformity to the originals of all documents submitted to us as copies.

        Based on such examination, we are of the opinion that the Shares have been duly authorized and that, if, as and when the Shares are issued in accordance with the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

        We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein, as originally filed or as subsequently amended. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
DLA Piper US LLP
/s/ DLA Piper US LLP

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  EXHIBIT 5.1